Listing Report:Supplement No. 131 dated Dec 23, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 416525
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,100.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	5.15%	Starting borrower rate/APR:	6.15% / 6.49%	Starting monthly payment:	$33.54

Auction yield range:	3.20% - 5.15%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	4.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	May-1974	Debt/Income ratio:	10%
Credit score:	740-759 (Dec-2009)	Current / open credit lines:	15 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	23y 6m
Amount delinquent:	$0	Revolving credit balance:	$875	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	MsTabbyKats	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	9 ( 90% )	740-759 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	1 ( 10% )	740-759 (Aug-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
Prosper Is Sending Me On A Cruise
Purpose of loan:

I am a long time Prosper lender.
I own a tax prep business.? As has become our custom, every year a few weeks after the tax season, I take my husband on a well deserved cruise. (He says my business stresses him out.)? This year probably won't be an exception, so I've already have the trip booked.? As the ultimate value shopper I get the least expensive cabin because it gets me to the same places and feeds me the same food as those who pay a lot more.? So, for the both of us....7 days of food, transportation and entertainment...it's about $1100.? Pretty good deal, I think!? Whether it's a sale for a sail...or just a sale...I love getting "the biggest bang for my buck."

How will I pay this back?? My loan will be repaid with the money I receive from my Prosper loans.? I get about $100 a month, so this loan should be paid off in less than a year.

Why do I want a loan?? When I transfer my money out of Prosper it goes into my checking account, and gets mixed in with everything else and isn't allocated to anything specific? If I use those proceeds to pay off this loan I can happily say "Prosper sent me on a cruise" when people ask me about my P2P experience.

Why do I have one late payment on my last loan?? I was making weekly payments. One day my autopayment was due on a day that I made a weekly payment....and somehow there was some kind of error with the autopayment.? As soon as I noticed (about 1 minute after it posted) I called Prosper had straightened it out.

My financial situation:
Excellent

Note: Due to a glitch in Prosper's system (origination fee) this listing may be canceled and put up again.? So, if you bid...and see "withdrawn" come back in a day or so.

The interest rate is low.....but just like Bo Derek (I'm dating myself) I'm a 10!

Please ask questions if you want more information.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439659
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	13.00%	Starting borrower rate/APR:	14.00% / 16.16%	Starting monthly payment:	$444.31

Auction yield range:	4.20% - 13.00%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	10.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-2000	Debt/Income ratio:	31%
Credit score:	780-799 (Dec-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	5y 2m
Amount delinquent:	$0	Revolving credit balance:	$61,643	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	65%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	guitarjrb	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reduce Interest Costs/Debt
I currently maintain an excellent credit score and have never missed or been late on a payment in my life. I am able to make my current payments quite easily, but would like to reduce my interest costs while giving my money to hardworking individuals rather than credit card company's. My base salary is $80,000 per year and I often work overtime at $50(/hr) bringing my projected pay to about $82,000+/yr.

Budget:
Month Pay(After taxes) ? ? ?? 4800
Mortgage???????????????? ? ? ? ? ?? -1885
CC1 ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ?? -450
CC2 ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ?? ??? -450
CC3 ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ?? -250
Electric ? ? ???????????????????????????? -65
Internet???????????????????????????????? -79
Cell?????????????????????????????????????? -37
Insurance????????????????????????????? -60
Misc???????????????????????????????????? -250
After Bills????????????????????????? $1274

My plan is to pay down CC2 at a rate reduction of about 6.00% and transfer the remaining balance of CC3 to CC2 at a reduced balance transfer rate. This will aid in reducing interest costs and the length of time it will take me to pay off my debts. I appreciate any support that I receive and vow to settle my debts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439665
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$19,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.50%	Starting borrower rate/APR:	9.50% / 9.84%	Starting monthly payment:	$624.64

Auction yield range:	3.20% - 8.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	7.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-1983	Debt/Income ratio:	8%
Credit score:	860-879 (Dec-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	40	Length of status:	19y 0m
Amount delinquent:	$0	Revolving credit balance:	$56,773	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	19%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	wealth-dogwood	Borrower's state:	Hawaii	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Motorcycle Purchase
Purpose of loan:
This loan will be used to?
Purchase a collector Indian Chief Motorcycle
My financial situation:
I am a good candidate for this loan because? my annual income is rather substantial, and my assets are secure, stable & balanced.? I am also the beneficiary (& current co-trustee) of my late Grandmother's estate/trust, and the assets therein are considerable, and the same is generally true of my spouse of 23 years.? I am an excellent credit risk.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439671
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.50%	Starting borrower rate/APR:	9.50% / 9.84%	Starting monthly payment:	$480.49

Auction yield range:	3.20% - 8.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	7.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1993	Debt/Income ratio:	17%
Credit score:	800-819 (Dec-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	63	Length of status:	14y 11m
Amount delinquent:	$0	Revolving credit balance:	$8,980	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	21%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	steno	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	2 ( 100% )	800-819 (Latest)
Principal borrowed:	$10,100.00	< mo. late:	0 ( 0% )	780-799 (Aug-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	2
Description
Finish Basement and pay Amex
Purpose of loan:
This loan will be used to finish my basement and pay off amex balance of $6127

My financial situation:
I am a good candidate for this loan because i have taken a prosper loan before and paid it in full.? My credit reflects how serious I am about my finances.? I have been employed with same company since 1995.? I currrently hold a Masters degree in Public Administration and hope to go on to get JD or PHD.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439699
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	17.20% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jan-1996	Debt/Income ratio:	22%
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	5y 1m
Amount delinquent:	$0	Revolving credit balance:	$5,652	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	64%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	26	Homeownership:	Yes
Inquiries last 6m:	9
Screen name:	newest-natural-diversification	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
revamping several things
Purpose of loan:
This loan will be used to?
Do some home improvements to my home.
My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439709
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jun-1999	Debt/Income ratio:	15%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	8 / 3	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	65	Length of status:	0y 11m
Amount delinquent:	$6	Revolving credit balance:	$622	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	1
Screen name:	cash-sprout	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal
Purpose of loan:
This loan will be used to?pay for lawyer fees?

My financial situation:
I am a good candidate for this loan because?I will paid this money by the end of January 30, 2010?

Monthly net income: $ 2,600

Monthly expenses: $
??Housing: $ 600.00
??Insurance: $
??Car expenses: $ 0.00
??Utilities: $ 60.00
??Phone, cable, internet: $ 75.00
??Food, entertainment: $ 69.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 100 per month
??Other expenses: $ Student loan $169.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439715
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,700.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	5.15%	Starting borrower rate/APR:	6.15% / 6.49%	Starting monthly payment:	$82.32

Auction yield range:	3.20% - 5.15%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	4.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-1999	Debt/Income ratio:	3%
Credit score:	740-759 (Dec-2009)	Current / open credit lines:	9 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$133	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	krink1	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Improvements to my music studio
Purpose of loan:
This loan will be used to?
Purchase a Korg M3 88 key workstation for my music studio. Because I love it

My financial situation:
I am a good candidate for this loan because?
Honestly, I don't really need the loan. I could just put it on a credit card and pay it off in a month or two and that is probably what I will do with this loan. However, I really can't stand giving credit card companies a single dime of my money. I'd rather just give it to you guys or save for a couple months and buy it cash. But of course I want it now :). My other reason is two fold. I want to see how a different type of loan (other than a credit card) will affect my credit, and last, I'm about to start lending on Prosper and want to get a feel for it on all sides. Thats it really. Thanks.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439668
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$549.84

Auction yield range:	17.20% - 18.00%	Estimated loss impact:	35.50%
Lender servicing fee:	1.00%	Estimated return:	-17.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jul-2004	Debt/Income ratio:	21%
Credit score:	740-759 (Dec-2009)	Current / open credit lines:	16 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	9y 4m
Amount delinquent:	$0	Revolving credit balance:	$7,600	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	37%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	16
Screen name:	inventive-gain7	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off and improving
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439700
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.20%	Starting borrower rate/APR:	12.20% / 14.58%	Starting monthly payment:	$49.96

Auction yield range:	11.20% - 11.20%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-2003	Debt/Income ratio:	23%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	15 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	0y 9m
Amount delinquent:	$0	Revolving credit balance:	$1,204	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	1
Screen name:	opera5	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Credit Card Payments
Purpose of loan:
I will use this loan to pay off my current credit?card accounts?and?have just one monthly payment instead of four. I?opened the cards without a cosigner right when I turned?18, so I have really low?limits on all my cards (between $500-600).?

My financial situation:
According to myfico.com, my Transunion?credit score is about 672. It's low because of 2?late payments I made a few years ago - one 30-day?in 2005 when I was out of the country on a missions trip?and the friend I had asked to take care of my bills forgot one of my credit?card payments, and once?in 2007 when?I ran into some financial trouble right out of college. I graduated with my bachelor's degree 2 1/2 years ago, and had trouble finding a job. It took me six months, and I ended up being 90 days late on a car payment. When I did find a job, I got current on my loan as soon as possible, and have been current with everything since then. I've been steadily employed since November 2007, and am in a secure position right now.

I am a good candidate for this loan because I am now financially stable and have a regular income and a reasonable budget. I pay about $200-300 a month on my credit cards right now because I wanted to pay down my debt,?but?am tired of the debt-to-income ratio affecting my credit score. I heard about prosper.com from my brother, who used to lend here.?I share an apartment, so pay only $650 for rent, and don't have many other expenses. I love cooking at home, so I don't eat out often. I shop for necessities only, and spend a lot of my time at church. In other words, I don't spend a lot of money on entertainment or unnecessary things. I pack lunch, I walk to work twice a week to cut down transportation expenses and get some exercise.

I'm a responsible spender, and again, the only reason I am requesting this loan is so that I can start working on raising my credit score and lower my debt to income ratio. I recently got engaged, and am now thinking of my future as a wife and (hopefully!) home owner; it made me realize I need to repair my credit score as soon as possible so that I don't have to end up with a higher interest rate mortgage in the future.

Monthly net income: $ 2932

Monthly expenses: $ 2275
??Housing: $ 600
??Insurance:?(my brother pays it for me)
??Car expenses: $ 100 (gas) and $465 (car loan)
??Utilities: $ 50
??Phone, cable, internet: $ 50
??Food, entertainment: $ 200
??Clothing, household expenses $ 40
??Credit cards and other loans: $ 400 (credit cards and student loans)
??Other expenses: $ 370 (tithing to my church)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439706
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	14.50%	Starting borrower rate/APR:	15.50% / 17.68%	Starting monthly payment:	$122.19

Auction yield range:	4.20% - 14.50%	Estimated loss impact:	2.16%
Lender servicing fee:	1.00%	Estimated return:	12.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-2000	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	10y 2m
Amount delinquent:	$0	Revolving credit balance:	$12,293	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	37%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Gsmcellz	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Invest in Prosper
Purpose of loan:
This loan will be used to? Invest on Prosper , and at the same time help people in Need :)

My financial situation:
I am a good candidate for this loan because? It will be an automated payment deducted from my checking account.

No Late payment , No delinquencies.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439708
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$636.77

Auction yield range:	17.20% - 29.00%	Estimated loss impact:	19.69%
Lender servicing fee:	1.00%	Estimated return:	9.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Sep-1995	Debt/Income ratio:	26%
Credit score:	760-779 (Dec-2009)	Current / open credit lines:	16 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	4y 6m
Amount delinquent:	$0	Revolving credit balance:	$4,216	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	27%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	agreement-equation	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying out of home-negative equity
Purpose of loan:
This loan will be used to?Pay off the negative equity in a home I am selling.? My company has offered a position in a new city that will net a greater income and additional promotion opportunities.? Unfortunately due to the current housing market I anticipate a $23000?shortfall between what I owe and what the property will net.

My financial situation:
I am a good candidate for this loan because?Without the monthly mortgage payment and substantially lower utility expenses I have excellent ability to pay. I am a college graduate with upward mobility in my current company.? My new location will provide even greater compensation.? I have the ability to secure the money in a different manner; however, the interest will be substantial and impact how quickly I will be able to pay off the debt. By securing this loan I will be able to eliminate all other debt with the exception of student loans. I appreciate your consideration!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439712
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.40%	Starting borrower rate/APR:	9.40% / 11.50%	Starting monthly payment:	$271.88

Auction yield range:	4.20% - 8.40%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Mar-1979	Debt/Income ratio:	46%
Credit score:	760-779 (Dec-2009)	Current / open credit lines:	20 / 15	Employment status:	Retired
Now delinquent:	0	Total credit lines:	51	Length of status:	5y 4m
Amount delinquent:	$0	Revolving credit balance:	$23,438	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	boomer46	Borrower's state:	Delaware	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	760-779 (Latest)
Principal borrowed:	$8,500.00	< mo. late:	0 ( 0% )	780-799 (Aug-2008) 760-779 (Jun-2007) 760-779 (May-2007)
Principal balance:	$5,257.19	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Home Improvement
Purpose of loan: To make some improvements on my home .
(explain what you will be using this loan for)

My financial situation:I have always paid my bills.? I have purchased three home over the years and have a high fico score.
(explain why you are a good candidate for paying back this loan)

Monthly net income: $ 6190.15

Monthly expenses: $ 4617.25
??Housing: $ 1422.00
??Insurance: $ 91.00
??Car expenses: $ 620.00
??Utilities: $ 242.00
??Phone, cable, internet: $175.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 350.00
??Credit cards and other loans:?2000.00??????Other expenses: $ 300.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439714
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Apr-1994	Debt/Income ratio:	22%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	8 / 9	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	23	Length of status:	15y 11m
Amount delinquent:	$3,559	Revolving credit balance:	$7,412	Occupation:	Tradesman - Carpent...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	98%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	cldwels	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Materials for a Successful Business
Purpose of loan:
This loan will be used to purchase flooring materials for my potentially successful business.? I have been a floor installer for about 15 years, and recently began to pursue my own business opportunity.? I know the ins and outs of the business, and have everything I need to succeed....except for the money.? After a series of small residential jobs, I finally have the chance to complete a large commercial job for Boston University.? A job like this only means more business in the long run.? However, I do not have the bank roll to purchase the materials.? I am approximately $4000 short.? This is my opportunity to make the next step out on my own.? I have been working my normal 40 hours with my employer, while doing small jobs on nights and weekends.? This job would allow me to leave my job working for someone else and further pursue the dream of working for myself, and being successful truly from the ground up.

My financial situation:
I am a good candidate for this loan because payment in full for this job will be received by me in 30 days.? This means I get paid, you get paid...it's a sure thing.? I know on paper, I may seem like a risky pick, but I am just a guy looking to fulfill the American dream.? This money is really a sure thing.

Monthly net income: $5920 from my employer, $800 from my spouse.? But again, this job will be completed and paid by mid February.

Monthly expenses: $
??Housing: $1750
??Insurance: $117
??Car expenses: $945
??Utilities: $ 300
??Phone, cable, internet: $195????
??Food, entertainment: $600?
??Credit cards and other loans: $200?

Information in the Description is not verified.